*140105*

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

| Filed in the office of | Document Number |
|---|---|
| Barbara K. Cegavske (signature) | 20170291207-11 |
| Barbara K. Cegavske<br>Secretary of State<br>State of Nevada | Filing Date and Time<br>07/06/2017 1:11 PM |
| | Entity Number<br>C30388-2003 |

# Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 1

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ABOVE SPACE IS FOR OFFICE USE ONLY

## Articles of Merger
## (Pursuant to NRS Chapter 92A)

**1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):**

☐ **If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article one.**

Troika Media Group, Inc.
Name of **merging** entity

Nevada
Jurisdiction

Corporation
Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

Name of **merging** entity

Jurisdiction

Entity type *

and,

M2 nGage Group, Inc.
Name of **surviving** entity

Nevada
Jurisdiction

Corporation
Entity type *

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

**Filing Fee: $350.00**

*This form must be accompanied by appropriate fees.*

540378

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the survivor in the merger - NRS 92A.190):

Attn:

c/o:

3) Choose one:

☐ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☒ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4) Owner's approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a) Owner's approval was not required from

Troika Media Group, Inc.
Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

M2 nGage Group, Inc.
Name of **surviving** entity, if applicable

*This form must be accompanied by appropriate fees.*

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 3

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(b) The plan was approved by the required consent of the owners of *:

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.

*This form must be accompanied by appropriate fees.*

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Articles of Merger
(PURSUANT TO NRS 92A.200)
Page 4

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ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

Name of **merging** entity, if applicable

and, or;

Name of **surviving** entity, if applicable

*This form must be accompanied by appropriate fees.*

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 5

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

**5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*:**

FIRST: The name of the Corporation is Troika Media Group, Inc.

**6) Location of Plan of Merger (check a or b):**

☐ (a) The entire plan of merger is attached;

or,

☒ (b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).

**7) Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)**

**Date:** **Time:**

* Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

# Articles of Merger

(PURSUANT TO NRS 92A.200)

Page 6

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

8) Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)*

☐ If there are more than four merging entities, check box and attach an 8 1/2" x 11" blank sheet containing the required information for each additional entity from article eight.

Troika Media Group, Inc.
Name of **merging** entity

X [signature] | President | 7/5/17
Signature | Title | Date

Name of **merging** entity

X
Signature | Title | Date

Name of **merging** entity

X
Signature | Title | Date

Name of **merging** entity

X
Signature | Title | Date

and,

M2 nGage Group, Inc.
Name of **surviving** entity

X [signature] | Chief Operating Officer | 7/5/17
Signature | Title | Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

**IMPORTANT:** Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

*This form must be accompanied by appropriate fees.*

**TROIKA MEDIA GROUP, INC.**

**UNANIMOUS WRITTEN CONSENT OF THE SOLE DIRECTOR**

**IN LIEU OF FIRST MEETING**

The undersigned, being the sole director of Troika Media Group, Inc., a corporation organized under the laws of the State of Nevada (the "Corporation"), does hereby consent, pursuant to Section 78.195 of the Nevada Revised Statutes, to the adoption of the following resolutions as the duly adopted resolutions of the Sole Director (the "Board"), and to the taking of the actions authorized thereby, said resolutions to be and read as follows:

**WHEREAS**, the Corporation is the a wholly-owned subsidiary of M2 nGage Group, Inc., a Nevada corporation (the "Parent"); and

**WHEREAS**, the Board deems it to be advisable and in the best interests of the Corporation to merge with and into the Parent, with the Parent as the surviving entity and renamed as Troika Media Group, Inc. (the "Merger").

**NOW THEREFORE LET IT BE:**

**RESOLVED**, that the merger of the Corporation with and into the Parent be, and the same hereby is, duly authorized and approved in all respects; and be it further

**RESOLVED**, that the form, terms and provisions of the Plan of Merger Agreement (the "Merger Agreement"), by and between the Corporation and Parent, including all exhibits and schedules attached thereto, be, and the same hereby are, duly authorized, adopted and approved in all respects; and be it further

**RESOLVED**, that the proper officers of the Corporation be, and each of them hereby is, authorized and directed in the name and on behalf of the Corporation, to execute and deliver the Merger Agreement, including all exhibits and schedules attached thereto, with such additions thereto and/or deletions therefrom as such officers may, in such officers' sole discretion, approve, the execution and delivery thereof to be conclusive evidence of the approval thereof; and be it further

**RESOLVED**, that the name change of the surviving entity is hereby duly authorized, adopted and approved in all respects; and be it further

**RESOLVED**, that the proper officers be, and each of them hereby is, authorized and directed to prepare, execute and file such governmental filings as may be necessary or required by law in connection with the Merger, including, but not

SECRETARY OF STATE

STATE OF NEVADA

# NEVADA STATE BUSINESS LICENSE

**TROIKA MEDA GROUP, INC.**

**Nevada Business Identification # NV20031537499**

**Expiration Date: December 31, 2017**

In accordance with Title 7 of Nevada Revised Statutes, pursuant to proper application duly filed and payment of appropriate prescribed fees, the above named is hereby granted a Nevada State Business License for business activities conducted within the State of Nevada.

Valid until the expiration date listed unless suspended, revoked or cancelled in accordance with the provisions in Nevada Revised Statutes. License is not transferable and is not in lieu of any local business license, permit or registration.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on July 7, 2017

Barbara K. Cegavske

Barbara K. Cegavske
Secretary of State

***You may verify this license at www.nvsos.gov under the Nevada Business Search.***

**License must be cancelled on or before its expiration date if business activity ceases. Failure to do so will result in late fees or penalties which by law cannot be waived.**